Exhibit 4.13

[FORM OF FLOATING RATE MEDIUM-TERM SENIOR NOTE]

(Face of Security)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2013 INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2013 INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JEFFERIES FINANCIAL GROUP INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

CUSIP No.

JEFFERIES FINANCIAL GROUP INC.

MEDIUM-TERM SENIOR NOTES
(Floating Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:	ORIGINAL ISSUE DATE*:	STATED MATURITY DATE:
ORIGINAL ISSUE DISCOUNT SECURITY:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

BASE RATE: CMS Rate: CMT Rate:	TRADE DATE:	INTEREST PAYMENT DATE(S): , subject to the provisions under “Payments Due on a Business Day” below.
Designated CMT Reuters Screen Page:
Designated CMT Index Maturity:
Compounded SOFR:
Federal Funds Rate:
Prime Rate:
Treasury Rate:

INITIAL BASE RATE:	MAXIMUM RATE:	INTEREST RESET PERIOD:

INDEX MATURITY:	MINIMUM RATE:	INTEREST RESET DATE(S): , subject to the second paragraph under “Payments Due on a Business Day” below.

*	[This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor security.]

SPREAD:	REDEMPTION COMMENCEMENT DATE:
INTEREST DETERMINATION DATE(S): as provided for the applicable Base Rate in Sections 3(b) through 3(g), as applicable, on the reverse of this Security (unless otherwise specified), subject to the second paragraph under “Payments Due on a Business Day” below.

SPREAD MULTIPLIER:	REPAYMENT DATE(S):	CALCULATION AGENT:

RATE CUT-OFF DATE:	REDEMPTION OR REPAYMENT PRICE(S):	SPECIFIED CURRENCY: U.S. dollars for all payments unless otherwise specified below:
• payments of principal and any premium:
• payments of interest:
• Exchange Rate Agent:

DEFEASANCE:
Full Defeasance:
Covenant Defeasance:

DAY COUNT CONVENTION:

BUSINESS DAY CONVENTION:

OTHER TERMS:

(Face of Security continued on next page)

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise.  Other terms used in this Security that are not defined herein but that are defined in the 2013 Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

Jefferies Financial Group Inc., a New York corporation (hereinafter called the “Company”, which term includes any successor Person under the 2013 Indenture), for value received as joint and several obligors, hereby promise to pay to, or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date specified on the face of this Security, and at the Maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 3 on the reverse hereof, until the principal hereof is paid or made available for payment.  Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment.  Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 2013 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [if Global Security, insert — calendar day (whether or not a Business Day (as defined in Section 3(l) on the reverse hereof))] [if not a Global Security, insert alternative provision acceptable to Trustee and Registrar] immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the Business Day Convention specified on the face hereof and the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”).  Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2013 Indenture.  For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Currency of Payment

Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs.  The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence.  If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3(l) on the reverse hereof), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

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Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Administration, on or before the fifth Business Day before the payment is to be made.  Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee.  Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments.  In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract.  If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment.  All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars.  The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent, on the latest day before the day on which such payment is to be made (the “Exchange Rate”).  Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the 2013 Indenture or this Security.

Manner of Payment — U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.  Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments.  In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.  The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

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Manner of Payment — Other Specified Currencies

Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.  Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee.  Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder.  If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date.  The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment — Global Securities

Notwithstanding any provision of this Security or the 2013 Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the 2013 Indenture.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the 2013 Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

As specified on the face of this Security, one of the following Business Day Conventions shall apply to any Interest Period, Interest Reset Date or Interest Payment Date other than one that falls on the date of Maturity of the principal hereof.  If any such date would otherwise fall on a day that is not a Business Day:

(i)  if the Business Day Convention specified on the face hereof is “Following”, then such date shall be postponed to the next day that is a Business Day;

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(ii)  if the Business Day Convention specified on the face hereof is “Modified Following”, then such date shall be postponed to the next day that is a Business Day; provided that if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day;

(iii) if the Business Day Convention specified on the face hereof is “Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days; and

(iv)  if the Business Day Convention specified on the face hereof is “Modified Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days.

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.15 of the 2013 Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual or electronic signature, this Security shall not be entitled to any benefit under the 2013 Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	JEFFERIES FINANCIAL GROUP INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the 2013 Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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(Reverse of Security)

1.	Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an indenture, dated as of October 18, 2013 (herein called the “2013 Indenture”, which term shall have the meaning assigned to it in such instrument), between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2013 Indenture), and reference is hereby made to the 2013 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company.  References herein to “this series” mean the series of Securities designated as Medium-Term Notes.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning.  For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples of $1,000 in excess thereof and for each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof.

3.	Interest Rate

(a)   Interest Rate Reset.  The interest rate on this Security (other than if the Base Rate is Compounded SOFR) will be reset from time to time as provided in this Section 3, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date”.  The Interest Reset Dates with respect to this Security will be as specified on the face hereof; provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the Initial Base Rate and (y) any Interest Reset Date shall be subject to adjustment if and as provided in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.

Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 3(b) through 3(g) (below) as are applicable, in whole or in part, and as provide for determination of the Base Rate for this Security, as adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, and subject to adjustment as provided in Section 3(h) below.  The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below.

The Calculation Agent will determine the interest rate on this Security that takes effect on any Interest Reset Date:

(i) if the Base Rate is the Treasury Rate, on the Interest Reset Date, or in the circumstances described in Section 3(g) below, a day no later than the applicable Calculation Date (as defined in Section 3(j) below);

(ii) if the Base Rate is the Federal Funds Rate or Prime Rate, on the applicable Interest Reset Date; and

(iii) if the Base Rate is CMS Rate or CMT Rate, on the applicable CMS Interest Determination Date or CMT Interest Determination Date (each as defined, respectively, in Section 3(b) and (c) below), as the case may be, corresponding to such Interest Reset Date.

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However, the Calculation Agent need not wait until the Calculation Date to determine interest rates described in clause (i) above if the rate information it needs to make such determination in the manner specified in the applicable provisions of Section 3(g) hereof is available from the relevant sources specified in such applicable provisions.  Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(b)   Determination of CMS Rate.  If the Base Rate specified on the face hereof is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate appearing on the Reuters Screen ICESWAP1 Page for U.S. dollar swaps having a maturity equal to the Index Maturity specified on the face hereof as of approximately 11:00 A.M., New York City time on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”).

If the Calculation Agent determines on a CMS Interest Determination Date that the CMS Rate has been discontinued, then the Calculation Agent will use a substitute or successor rate for such discontinued rate that it has determined in its sole discretion is most comparable to the CMS Rate, provided that if the Calculation Agent determines there is an industry-accepted successor rate for such discontinued rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the applicable Business Days and the CMS Interest Determination Date to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment needed to make such substitute or successor rate comparable to the CMS Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

Unless the Calculation Agent uses a substitute or successor rate as so provided, if the CMS Rate cannot be determined in the manner described above, then the CMS Rate for that CMS Interest Determination Date will be determined by the Calculation Agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.

(c)  Determination of CMT Rate.  If the Base Rate specified on the face hereof is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate determined as described below.  “CMT Rate” means:

(i) If the Designated CMT Reuters Screen Page is the Reuters Screen FRBCMT Page, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth in H.15 under the caption “U.S. government securities/Treasury constant maturities”, as such yield is displayed on the Designated CMT Reuters Screen Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”).

(A)
If the applicable rate described in clause (i) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published in H.15 under the caption “U.S. government securities/Treasury constant maturities”.

(B)
If the applicable rate described in clause (A) above does not appear in H.15, then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a.	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

b.	is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published in H.15.

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(C)
If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount:  as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.  If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)
If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.  If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.  If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

(E)
If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, then the CMT Rate for such Interest Reset Date shall be determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the rate for Treasury securities at “constant maturity” or any of the foregoing bid rates.

(ii) if the Designated CMT Reuters Screen Page is the Reuters Screen FEDCMT Page, the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth in H.15 opposite the heading “U.S. government securities/Treasury constant maturities” for the week preceding such Interest Reset Date, as such average is displayed on the Designated CMT Reuters Screen Page for the week preceding such Interest Reset Date.

(A)
If the applicable average described in clause (ii) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the week preceding such Interest Reset Date as published in H.15 opposite the heading “U.S. government securities/Treasury constant maturities”.

(B)
If the applicable average described in clause (A) above does not appear on the Designated Reuters Screen Page or in H.15, then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding such Interest Reset Date.

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(C)
If the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity for the week prior to such Interest Reset Date, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount:  as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting these bid rates, the Calculation Agent will request quotations from five primary dealers and will disregard the highest quotation or, if there is equality, one of the highest, and the lowest quotation or, if there is equality, one of the lowest.  If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)
If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.  If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.  If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

(E)
If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, the CMT Rate for such Interest Reset Date shall be the rate determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for Treasury securities at “constant maturity” or any of the foregoing bid rates.

(d)   Determination of Compounded SOFR.  If the Base Rate specified on the face hereof is Compounded SOFR, Compounded SOFR with respect to an Interest Period will be calculated as follows:

“Compounded SOFR” means the result of the following formula:

where:

“d0”, for any Interest Period, is the number of U.S. Government Securities Business Days in the relevant Interest Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Period.

“SOFRi”, for any day “i” in the relevant Interest Period, is a reference rate equal to SOFR in respect of that day.

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“ni”, for any day “i” in the relevant Interest Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant Interest Period.

“SOFR” means, with respect to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1)
the Secured Overnight Financing Rate for trades made on such day that appears at approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2)
if the rate specified in (1) above does not so appear, unless a Benchmark Transition Event and its related Benchmark Replacement Date have occurred as described in (3) below, the Secured Overnight Financing Rate published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s Website; or

(3)
if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant Interest Payment Date for such Interest Period, the Calculation Agent will use the Benchmark Replacement to determine the rate and for all other purposes relating to the Security.

In connection with the SOFR definition above, the following definitions apply:

“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that the Calculation Agent decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

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“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve” means the Federal Reserve Bank of New York.

“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Neither the Trustee nor the Paying Agent will have any liability for any determination made by the Calculation Agent in connection with a Benchmark Transition Event or a Benchmark Replacement.

In no event shall the Trustee or the Paying Agent be responsible for determining if a Benchmark Transition Event has occurred or any substitute for SOFR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Trustee and the Paying Agent will be entitled to conclusively rely on any determinations made by the Calculation Agent.

(e)  Determination of Federal Funds Rate.  If the Base Rate specified on the face hereof is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the rate, on such Interest Reset Date, as set forth in H.15 opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page for that day.  If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(i) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate published on H.15 under the heading “Federal funds (effective)”, or another recognized electronic source used for the purpose of displaying that rate.

(ii) If the rate is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15 at approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15 opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

(f)  Determination of Prime Rate.  If the Base Rate specified on the face hereof is the Prime Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the rate for such Interest Reset Date published in H.15, or another recognized electronic source used for displaying that rate, opposite the heading “Bank prime loan”.  If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

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(i) If the rate described above does not appear in H.15 or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Prime Rate will be the rate for the day first preceding such Interest Reset Date for which such rate is set forth in H.15 opposite the caption “Bank prime rate”.

(g)  Determination of Treasury Rate.  If the Base Rate specified on the face hereof is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate on such Interest Reset Date (if direct obligations of the United States (“Treasury Bills”) have been auctioned on such day), as that rate appears on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite the Index Maturity under the heading “INVEST RATE”.  If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i) If the rate described above does not appear on either the Reuters Screen USAUCTION10 or USAUCTION11 Page on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3(j) below) of the rate, for such Interest Reset Date, as published in H.15 or another recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(ii) If the rate cannot be determined as described in clause (i) above, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury.

(iii) If no such auction is held for any period of seven consecutive calendar days ending on, and including, any Friday and an Interest Reset Date occurred during such period, then the Treasury Rate for such Interest Reset Date will be the Bond Equivalent Yield of the rate for the date on which such auction would have been ordinarily been held in accordance with the usual practices of the United Stated Treasury of the rate set forth in H.15, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market)”.

(iv) If the rate described in clause (iii) above does not appear in H.15 or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity:  the rates bid as of approximately 3:30 P.M., New York City time, on such Interest Reset Date, by primary U.S. government securities dealers in New York City selected by the Calculation Agent.

(v) If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing secondary market bids or any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate or any of the foregoing secondary market bid rates, shall determine the Treasury Rate for such Interest Reset Date in its sole discretion.

(h) Maximum Limits.  Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the Maximum Rate permitted by New York law, as the same may be modified by United States law of general application.

(i)   Calculation of Interest.  Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding the next date to which interest will accrue (which may be the Interest Payment Date depending on the Business Day Convention) or the date of such maturity, as the case may be.

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With respect to this Security (unless the Base Rate is Compounded SOFR), accrued interest from the date of issue or from the last date to which interest has accrued shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor for the Interest Period.  Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate for such Interest Period (also expressed as a decimal) by the Day Count Convention specified on the face hereof for such Interest Period.

With respect to this Security if the Base Rate is Compounded SOFR, accrued interest from the date of issue or from the last date to which interest has accrued shall be calculated by the Calculation Agent by multiplying the principal amount by the sum of the Interest Factors calculated for each day during such Interest Period. The “Interest Factor” for each such day will be computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to each such day will be determined according to Section 3(d) above.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or.09876541) being rounded down to 9.87654% (or.0987654) and 9.876545% (or.09876545) being rounded up to 9.87655% (or.0987655)).  All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(j)   Definitions of Calculation Terms.  As used in this Security, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;
•	“N” equals 365 or 366, as the case may be; and
•	“M” equals the actual number of days in the applicable Interest Reset Period.

The “Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on this Security.

 “H.15” means statistical release of H.15, available through the website of the Board of Governors of the Federal Reserve System, at https://www.federalreserve.gov/releases/h15, or any successor site or publication.

“Interest Period” means, with respect to a Security other than where the Base Rate is Compounded SOFR, the period from and including the Original Issue Date, or the last date to which interest has been paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof), to but excluding the next date to which interest will be paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof). With respect to a Security where the Base Rate is Compounded SOFR, “Interest Period” means the period from and including the Original Issue Date, or the last date to which interest has been paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof) to, but excluding, the next date to which interest will be paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof), provided that Compounded SOFR for each calendar day from, and including, the Rate Cut-Off Date for each Interest Period to, but excluding, the Interest Payment Date for such Interest Period will equal SOFR in respect of the Rate Cut-Off Date. The Rate Cut-Off Date for each Interest Period is as specified on the face hereof.

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

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“Reuters Screen” means the display on the Reuters 3000 Xtra service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages on that service.

(k)  Calculation Agent and Exchange Rate Agent.  The Company has initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time.  The Company will give the Trustee prompt written notice of any change in any such appointment.  Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Calculation Agent or the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company.  Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

(l)   Other Definitions.

“Business Day” means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (iii) below, in each case to the extent such requirements apply to this Security as specified below:

(i) is a New York Business Day (as defined below);

(ii) if the Specified Currency for payment of principal of or interest on this Security is other than U.S. dollars or euro, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency;

(iii)  if the Specified Currency for payment of principal of or interest on this Security is euro, is also a Euro Business Day; and

(iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

“Day Count Convention” means:

(v) if “1/1 (ISDA)”, 1;

(vi) if “Actual/Actual (ISDA)” or “Act/Act (ISDA)”, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(vii) if “Actual/Actual (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the calendar year;

(viii) if “Actual/Actual (Bond)”, the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year;

(ix) if “Actual/Actual (Euro)”, the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366;

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(x) if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F”, the actual number of days in the Interest Period divided by 365;

(xi) if “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)”, the actual number of days in the Interest Period divided by 360;

(xii) if “Actual/360 (ICMA)”, the number of calendar days in the period, including February 29 in a leap year, divided by 360 days;

(xiii) if “30/360”, the calculation shall be made assuming a 360-day year of 12 30-day months;

(xiv) if “30/360 (ISDA)”, “360/360 (ISDA)” or “Bond Basis (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;
•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;
•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
•
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(xv) if “30E/360”, “30E/360 (ISDA)” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;
•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;
•
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is the last day of February, in which cases D1 will be 30; and

•
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February and not the maturity date, in which cases D2 will be 30.

“EMU Countries” means, at any time, the countries (if any) then participating in the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as it may be amended from time to time.

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“Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

References in this Security to a particular currency other than U.S. dollars and euro shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

(m) Sources and Corrections.  References herein to a Base Rate as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent.  References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

If the Base Rate is based on information obtained from a Reuters Screen, such rate will be subject to the corrections, if any, published on such Reuter’s Screen within one hour of the time such information was first displayed on such source.  If the Base Rate is based on information obtained from H.15, such rate will be subject to the corrections, if any, published by that source within 30 days of the day such rate was first published in that source.

4.	Redemption at the Company’s Option

If a Redemption Commencement Date or the occurrence of a specified event giving rise to redemption is specified on the face hereof, this Security shall be redeemable at the option of the Company before the Maturity of the principal thereof.  If a Redemption Commencement Date or redemption event is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon the notice specified on the face hereof or, if no notice period is specified, upon not less than 30 days’ nor more than 60 days’ notice, at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the redemption date, but interest installments due on or prior to such redemption date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record on the relevant record dates referred to on the face hereof, all as provided in the 2013 Indenture.

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5.	Repayment at the Holder’s Option

Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the 2013 Indenture).  If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the applicable Repayment Date shall mean such earliest Repayment Date.

In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day).  Any such election shall be irrevocable.  The address to which such deliveries are to be made is The Bank of New York Mellon, Attention:  Corporate Trust Administration, 500 Ross Street, 12th Floor, Pittsburgh, PA  15262 (or at such other places as the Company or the Trustee shall notify the Holder of this Security).  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding.  Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

6.	Transfer and Exchange

As provided in the 2013 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the 2013 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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If this Security is a Global Security, this Security shall be subject to the provisions of the 2013 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

7.	Defeasance

The 2013 Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2013 Indenture.  Unless otherwise specified on the face hereof, both of such provisions are applicable to this Security.

8.	Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2013 Indenture.

As provided in and subject to the provisions of the 2013 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2013 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 51% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the 2013 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the 2013 Indenture and no provision of this Security or of the 2013 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

9.	Modification and Waiver

The 2013 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the 2013 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series).  The 2013 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the 2013 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the 2013 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the 2013 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2013 Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.	Governing Law

This Security and the 2013 Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

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CUSIP NO.

ORIGINAL ISSUE DATE:

JEFFERIES FINANCIAL GROUP INC.
MEDIUM-TERM SENIOR NOTE
OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:
(please print name of the undersigned)
(please print address of the undersigned)
(please print telephone number of the undersigned)

If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date.  Terms used in this notice that are defined in such Security are used herein as defined therein.

For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day).  The address to which such deliveries are to be made is:

The Bank of New York Mellon
Attention:  Corporate Trust Administration
500 Ross Street, 12th Floor
Pittsburgh, PA  15262

or at such other place or places as the Company or the Trustee shall notify the Holder of such Security.

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If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:____________

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):  _________________________

Date:
Notice:  The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –	_______ Custodian _______
	(Cust)	(Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Date: Signature Guaranteed
NOTICE:  The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

NOTICE: Signature must be guaranteed.

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